Exhibit 99.1

SS Innovations Reports First Quarter 2025 Financial Results

Record Quarterly Revenue of $5.1 Million Driven by Higher SSi Mantra 3 Unit Sales

On Track for July 2025 De Novo Application to the FDA for SSi Mantra 3

Fort Lauderdale, FL – May 14, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced unaudited financial results for the three months ended March 31, 2025. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, with the Securities and Exchange Commission on May 14, 2025.

First Quarter 2025 Overview

●	Revenue increased 40.8% to $5.1 million from $3.6 million in the first quarter of 2024.

●	Gross margin expanded 121 basis points to 21.23% from 20.02% in the first quarter of 2024.

●	Gross profit rose 49.3% to $1.1 million from $0.7 million in the first quarter of 2024.

●	Net loss of $5.7 million, or $(0.03) per diluted share, compared to net loss of $9.8 million, or $(0.06) per diluted share, in the first quarter of 2024.

●	SSi Mantra surgical robotic system installations totaled 15, up 66.7% from 9 installations in the first quarter of 2024.

As of March 31, 2025

●	Long-term debt of $0.

●	Cash and cash equivalents totaled $15.9 million, excluding restricted cash.

●	SSi Mantra cumulative installed base totaled 78 and cumulative surgeries reached 3,568.

Subsequent Events

●	On April 25, 2025, the Company’s common stock uplisted to The Nasdaq Capital Market®.

CEO Commentary

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “In the first quarter of 2025, we achieved record quarterly revenue of $5.1 million, up 40.8% from $3.6 million in the first quarter of 2024, driven by higher unit sales of our innovative, cutting-edge SSi Mantra 3 surgical robotic system to leading healthcare facilities in India and abroad. Our gross margin also improved during the quarter, primarily reflecting a reduction in raw material prices. With an expanding installed base and growing utilization of SSi Mantra 3 by medical professionals globally, SS Innovations is well positioned for continued robust organic growth during the remainder of the year.”

Dr. Srivastava continued, “After quarter end, we uplisted to Nasdaq, an exciting milestone that symbolizes a new chapter of global expansion for the Company. We intend to widen our presence beyond the seven countries where our SSi Mantra surgical robotic system has been cleared to market, with a focus on pursuing approval in the European Union and United States. We plan to submit a De Novo application for SSi Mantra to the U.S. Food and Drug Administration by the end of July 2025 for multiple indications and continue along the pathway towards a European Union CE Mark decision as soon as late 2025. Our vision is to decentralize and democratize robotic surgery by deploying our cost-effective, gold-standard SSi Mantra 3 devices across the globe for the benefit of a wider range of patients in need.”

Select Business Highlights in First Quarter 2025

●	The SSi Mantra 3 surgical robotic system enabled the world’s first ever robotic cardiac telesurgery.

●	The Company’s state-of-the-art mobile telesurgery unit debuted in India with the aim of improving remote surgical access.

●	The SSi Mantra 3 received medical device regulatory approvals in the Philippines and Ukraine.

Revenue Breakdown and Summary of Installations / Surgeries

Category	Q1 2024	Q1 2025	Variance	Percentage
System sales	$3,494,759	$4,502,482	$1,007,723	28.8%
Instrument sales	118,515	477,208	358,693	302.7%
Warranty sales	9,407	122,504	113,097	1,202.3%
Lease income	15,012	18,416	3,404	22.7%
Total revenue	$3,637,693	$5,120,610	$1,482,917	40.8%

SSi Mantra installations	9	15	6	67%
Cumulative installed base[1]	24	78	54	225%

SSi Mantra surgeries	361	787	426	118%
Cumulative surgeries[1]	981	3,568	2,587	264%

[1]	at period end

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra Surgical Robotic System is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward-Looking Statements – Safe Harbor

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@equityny.com

Media Contact:

press@ssinnovations.org

T: (212) 739-0300

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	March 31, 2025	December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$15,873,217	$466,500
Restricted cash	5,886,589	5,838,508
Accounts receivable, net	3,962,202	4,466,047
Inventory, net	14,295,141	10,206,898
Prepaids and other current assets	7,602,794	6,438,338
Total Current Assets	47,619,943	27,416,291

Non- Current Assets:
Property, plant, and equipment, net	7,044,307	5,385,955
Right of use asset	2,629,225	2,623,880
Accounts receivable, net	2,818,043	3,299,032
Restricted cash- Non current	318,982	318,527
Prepaids and other non current assets	3,026,461	3,341,528
Total Non-Current Assets	15,837,018	14,968,922
Total Assets	$63,456,961	$42,385,213

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Bank overdraft facility	$7,682,411	$7,994,906
Notes payable	-	7,450,000
Current portion of operating lease liabilities	368,309	409,518
Accounts payable	3,641,410	2,312,382
Deferred revenue	1,871,275	1,278,602
Accrued expenses & other current liabilities	1,433,308	1,884,814
Total Current Liabilities	14,996,713	21,330,222

Non- Current Liabilities
Operating lease liabilities, less current portion	2,402,653	2,349,118
Deferred Revenue- Non Current	5,405,227	5,173,953
Other non current liabilities	98,078	74,817
Total Non-Current Liabilities	7,905,958	7,597,888
Total Liabilities	$22,902,671	$28,928,110

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares of Series A, Non-Convertible Preferred Stock, $0.0001 par value per share; 1,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	1	1
Common stock, 250,000,000 shares authorized, $0.0001 par value, 193,556,177 shares and 171,579,284 shares issued and outstanding as of March 31, 2025 and December 31, 2024 respectively	19,354	17,157
Accumulated other comprehensive income (loss)	(726,911)	(749,625)
Additional paid in capital	89,705,829	56,952,200
Capital reserve	899,917	899,917
Accumulated deficit	(49,343,900)	(43,662,547)
Total stockholders’ equity	40,554,290	13,457,103
Total liabilities and stockholders’ equity	$63,456,961	$42,385,213

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For The Three months ended
	March 31, 2025	March 31, 2024

REVENUES
System sales	4,502,482	3,494,759
Instruments sale	477,208	118,515
Warranty sale	122,504	9,407
Lease income	18,416	15,012
Total revenue	$5,120,610	$3,637,693
Cost of revenue	(4,033,402)	(2,909,511)

GROSS PROFIT	1,087,208	728,182

OPERATING EXPENSES:
Research & development expense	1,010,095	527,991
Stock compensation expense	2,379,212	7,108,750
Depreciation and amortization expense	208,882	80,101
Selling, general and administrative expense	3,410,872	2,843,659
TOTAL OPERATING EXPENSES	7,009,061	10,560,501

Loss from operations	(5,921,853)	(9,832,319)

OTHER INCOME (EXPENSE):
Interest Expense	(379,905)	(190,088)
Interest and other income, net	620,405	180,654
TOTAL OTHER INCOME (EXPENSE), NET	240,500	(9,434)

LOSS BEFORE INCOME TAXES	(5,681,353)	(9,841,753)
Income tax expense	-	-
NET LOSS	$(5,681,353)	$(9,841,753)

Net loss per share - basic and diluted	$(0.03)	$(0.06)
Weighted average- basic shares	178,836,342	170,729,490
Weighted average- diluted shares	188,599,859	181,609,691

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE LOSS

NET LOSS	$(5,681,353)	$(9,841,753)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain/(loss)	6,876	(79,314)
Retirement Benefit (net of tax)	15,838	8,507
TOTAL COMPREHENSIVE LOSS	$(5,658,639)	$(9,912,560)

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Three months ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:

Net loss	$(5,681,353)	$(9,841,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	208,882	80,101
Operating lease expense	205,275	178,871
Interest Expense	155,015	283,868
Interest and other income, net	(140,928)	(168,746)
(Reversal of) / Provision for credit loss reserve	(422,711)	389,330
Stock compensation expense	2,379,212	7,108,750

Changes in operating assets and liabilities:
Accounts receivable, net	1,275,750	(3,186,108)
Inventory, net	(5,082,673)	(1,326,859)
Deferred revenue	823,947	2,290,417
Prepaids and other assets	(1,003,604)	56,511
Accounts payable	1,329,028	926,083
Accrued expenses & other liabilities	48,331	705,455
Operating lease payment	(197,545)	(167,838)
Net cash used in operating activities	(6,103,374)	(2,671,918)

Cash flows from investing activities:
Purchase of property, plant and equipment	(872,804)	(127,255)
Net cash used in investing activities	(872,804)	(127,255)

Cash flows from financing activities:
Proceeds from bank overdraft facility (net)	(312,495)	188,259
Proceeds from issuance of convertible notes to principal shareholder	28,000,000	1,000,000
Proceeds from issuance of convertible notes to other investors	-	1,450,000
Repayment of convertible notes to principal shareholder, including interest	(4,212,637)	-
Repayment of convertible notes to other investors, including interest	(1,068,849)	-
Net cash provided by financing activities	22,406,019	2,638,259

Net change in cash	15,429,841	(160,914)
Effect of exchange rate on cash	25,412	(31,351)
Cash and cash equivalents at the beginning of the period	6,623,535	7,087,845
Cash and cash equivalents at end of the period	$22,078,788	$6,895,580

Supplemental disclosure of cash flow information:
Conversion of convertible notes into common stock, including interest	$30,645,360	$-
Transfer of systems from inventory to property, plant and equipment	$994,430	$1,422,880